Exhibit 99.1

MEDIA CONTACT
N E W S R E L E A S E	Amy Baker
VP, Corporate Communications
abaker@mvbbanking.com
844-682-2265

MVB Financial Corp. Reports Third Quarter 2017 Earnings

FAIRMONT, W.Va., November 2, 2017 – MVB Financial Corp. (OTC Markets Group OTCQB: MVBF) and its subsidiaries – MVB Bank and MVB Mortgage (collectively “MVB”) – reported net income of $2.3 million or $0.21 per share basic and $0.21 per share diluted for the three months ended September 30, 2017, compared to $2.3 million or $0.25 per share basic and $0.24 per share diluted for the three months ended September 30, 2016.

Third quarter produced solid growth, a significant rise in stock price and an historic moment for MVB Financial Corp. - application for The Nasdaq® Capital Market. If the application is approved, MVB would be the first West Virginia company in 10 years, and the first West Virginia bank in 18 years, to be listed on The Nasdaq.

“Truly positive was the significant rise in MVB’s stock price, which reached a new 52-week high during the third quarter. Without doubt, MVB is gaining notice from investors,” said Larry F. Mazza, CEO and President, MVB Financial Corp. “MVB experienced an increase of more than 3 percent in deposit growth or nearly $40 million and net income available to common shareholders grew at a 10 percent pace in the third quarter when compared to the same quarter last year. For the remainder of 2017, we are solidly focused on maximizing our performance, especially in asset growth and expense control, and in developing our priorities for 2018. The best for MVB is yet to come.”

Approximately 1.9 million shares of the Company’s common stock was issued from a capital raise completed in December 2016 and 434,783 shares of the Company’s common stock was issued from a rights offering completed in April 2017. These additional issued shares resulted in a $0.06 decrease in basic earnings per share for the three months ended September 30, 2017, compared to the same time period in 2016, while a $199 thousand increase in third quarter 2017 net income available to common shareholders versus third quarter 2016, resulted in a $0.02 increase in basic earnings per share.

Exhibit 99.1

THIRD QUARTER 2017 HIGHLIGHTS

•	Net interest income of $11.4 million increased $520 thousand, or 4.8% from June 30, 2017, and $685 thousand, or 6.4% from the third quarter ended September 30, 2016.

•	Total assets continue to steadily grow and reached $1.5 billion as of September 30, 2017.

•
Deposits of $1.2 billion as of September 30, 2017 increased $65.6 million, or 6.0% from June 30, 2017, and increased $38.4 million, or 3.4% from September 30, 2016. Noninterest bearing deposit balances have steadily improved and reached $121.5 million as of September 30, 2017, an increase of $15.7 million since September 30, 2016.

•	Strong credit quality continued with non-performing loans to total loans of 0.60% and annualized net loan charge-offs to total loans of 0.16% at September 30, 2017.
Third quarter 2017 saw two new, high technology MVB branches open in strong markets: Morgantown, West Virginia, and Leesburg, Virginia.
“MVB remains committed to high technology, high touch branch banking that does not follow the traditional legacy type branches, but instead moves toward the use of client-friendly technology and strong, positive relationships,” Mazza said.

In 2016, management focused on diversifying its lending to reduce commercial real estate concentration levels. This coupled with higher than usual loan payoffs, reflected a smaller total loan growth than anticipated for the quarter. Loans as of September 30, 2017 totaled $1.094 billion, a decrease of $7.9 million, or 0.7% when compared to loan balances at June 30, 2017. In comparison to the September 30, 2016 balance, loans increased $18.4 million, or 1.7%.

“The commercial pipeline is stronger today. A very positive factor, especially for leveraging future growth, has been MVB’s strong attention to establishing lending processes including robust monitoring of economic and other risk factors across the different types of lending done by MVB. We believe this exceeds regulatory expectations and gives us a competitive advantage,” Mazza said.

Deposits as of September 30, 2017 totaled $1.165 billion, an increase of $65.6 million, or 6.0% when compared to deposit balances at June 30, 2017. In comparison to the September 30, 2016 deposit balance of $1.127 billion, deposits increased $38.4 million, or 3.4%. Noninterest bearing deposit balances have

Exhibit 99.1

steadily improved and reached $121.5 million as of September 30, 2017, an increase of $15.7 million since September 30, 2016.

Net interest income for the third quarter of 2017 was $11.4 million, an increase of $520 thousand, or 4.8% from June 30, 2017 and $685 thousand, or 6.4% from the third quarter ended September 30, 2016. Net interest margin for the third quarter of 2017 was 3.37%, an increase of 6 basis points from June 30, 2017 and 20 basis points from the quarter ended September 30, 2016. Increased interest rates and an emphasis on loan yields helped to increase net interest income, despite higher than anticipated loan payoffs in 2017 and an ongoing focus on maintaining an appropriate level of commercial real estate concentration.

Provision for loan losses for the third quarter of 2017 was $96 thousand, a decrease of $427 thousand, or 81.6% from June 30, 2017 and a decrease of $979 thousand, or 91.1% from the third quarter ended September 30, 2016. The decrease in provision for loan loss is most attributable to historical loss rates that have declined substantially, which is the result of a significantly lower level of charge-offs in the current year versus the prior year, as well as the use of updated peer historical loan loss rates within the allowance for loan loss methodology. Meanwhile, the overall decrease was also impacted by decreased loan volume.

Through continued effective collection and successful workout efforts, the Company’s nonperforming loans to total loans continues to be low and was 0.60% as of September 30, 2017, an increase of 14 basis points from June 30, 2017 and a decrease of 33 basis points from September 30, 2016. In addition, the Company’s annualized net loan charge-offs to total loans was 0.16% as of September 30, 2017, an increase of 11 basis points from June 30, 2017 and a decrease of 21 basis points from September 30, 2016.

Noninterest income for the third quarter of 2017 was $10.2 million, a decrease of $1.4 million, or 12.2% from June 30, 2017 and a decrease of $2.4 million, or 18.9% from the third quarter ended September 30, 2016. The linked quarter decrease was primarily the result of a $2.3 million decrease in gain on derivatives. The year over year decrease was primarily the result of a $1.3 million decrease in gain on derivatives, a $374 thousand decrease in gain on sale of securities, and a $650 thousand decrease in mortgage fee income. Both decreases in the gain on derivatives was primarily attributable to a decrease in closed loan volume. MVB Mortgage noninterest income for the third quarter of 2017 was $8.8 million, a decrease of $1.3 million, or 13.0% from June 30, 2017 and a decrease of $2.2 million, or 20.1% from the third quarter ended September 30, 2016.

Exhibit 99.1

Noninterest expense for the third quarter of 2017 was $18.0 million, a decrease of $537 thousand, or 2.9% from June 30, 2017 and $773 thousand, or 4.1% from the third quarter ended September 30, 2016. The linked quarter and year over year decrease was primarily the result of a decrease in salaries and employee benefits related to closed mortgage loan volume, which decreased by 8.8% and 11.2%, respectively. Both the linked quarter and year over year decreases were also the result of decreased data processing fees related to the core system conversion that the bank implemented in the second quarter of 2017.

As previously announced, on August 16, 2017, MVB Financial Corp. declared a quarterly cash dividend of $0.025 per share to shareholders of record at the close of business on September 1, 2017, payable September 15, 2017. This was the third quarterly dividend for 2017 and was equal to the March and June 2017 payouts of $0.025 per share. The cash dividend of $0.075 through the nine months ended September 30, 2017, increased $0.015, or 25% compared to the nine months ended September 30, 2016.

About MVB Financial Corp.

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, Inc., and the bank’s subsidiary, MVB Mortgage, the company provides financial services to individuals and corporate clients in the Mid-Atlantic region.

The OTCQB is a market tier operated by the OTC Market Group Inc., for over-the-counter traded companies that are current in their reporting with a U.S. regulator.

For more information, please visit ir.mvbbanking.com.

Exhibit 99.1

Forward-looking Statements

MVB Financial Corp. has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this Earnings Release. These forward-looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Company and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” “may,” or similar expressions occur in this Earnings Release, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Earnings Release. Those factors include, but are not limited to: credit risk, changes in market interest rates, inability to achieve merger-related synergies, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.

Donald T. Robinson, Executive Vice President and CFO
(304) 598-3500
drobinson@mvbbanking.com

Exhibit 99.1

MVB Financial Corp.
Financial Highlights

Condensed Consolidated Statements of Income (Unaudited) (Dollars in thousands, except per share data)

	Nine Months Ended September 30,		Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended September 30,
	2017	2016	2017	2017	2016
Interest income	$41,512	$40,485	$14,630	$13,814	$13,523
Interest expense	8,898	8,319	3,216	2,920	2,794
Net interest income	32,614	32,166	11,414	10,894	10,729
Provision for loan losses	1,137	2,975	96	523	1,075
Noninterest income	30,549	33,139	10,158	11,567	12,526
Noninterest expense	52,786	52,395	17,966	18,503	18,739
Income from continuing operations, before income taxes	9,240	9,935	3,510	3,435	3,441
Income tax expense - continuing operations	3,088	3,265	1,192	1,175	1,131
Net income from continuing operations	6,152	6,670	2,318	2,260	2,310
Income from discontinued operations, before income taxes	—	6,346	—	—	—
Income tax benefit - discontinued operations	—	2,411	—	—	—
Net income from discontinued operations	—	3,935	—	—	—
Net income	$6,152	$10,605	$2,318	$2,260	$2,310
Preferred dividends	374	814	123	122	314
Net income available to common shareholders	$5,778	$9,791	$2,195	$2,138	$1,996

Earnings per share from continuing operations - basic	$0.56	$0.73	$0.21	$0.21	$0.25
Earnings per share from discontinued operations - basic	$—	$0.49	$—	$—	$—
Earnings per common shareholder - basic	$0.56	$1.22	$0.21	$0.21	$0.25

Earnings per share from continuing operations - diluted	$0.56	$0.68	$0.21	$0.20	$0.24
Earnings per share from discontinued operations - diluted	$—	$0.40	$—	$—	$—
Earnings per common shareholder - diluted	$0.56	$1.08	$0.21	$0.20	$0.24
Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands)

	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016
Cash and cash equivalents	$20,272	$17,805	$17,340	$28,804
Certificates of deposit with other banks	14,778	14,527	14,527	7,174
Investment securities	187,348	175,110	162,368	152,171
Loans held for sale	69,057	107,825	90,174	123,109
Loans	1,094,467	1,102,378	1,052,865	1,076,073
Allowance for loan losses	(9,396)	(9,748)	(9,101)	(9,150)
Net loans	1,092,630	1,092,630	1,043,764	1,066,923
Premises and equipment	27,189	27,462	25,081	25,440
Goodwill	18,480	18,480	18,480	18,480
Other assets	41,836	53,214	47,070	46,494
Total assets	$1,471,590	$1,507,053	$1,418,804	$1,468,595

Deposits	$1,165,199	$1,099,608	$1,107,017	$1,126,790
Borrowed funds	84,403	189,384	90,921	136,112
Other liabilities	73,011	71,227	75,241	80,316
Shareholders' equity	148,977	146,834	145,625	125,377
Total liabilities and shareholders' equity	$1,471,590	$1,507,053	$1,418,804	$1,468,595

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended September 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$13,432	$1,352	$1	$(155)	$14,630
Mortgage fee income	200	10,042	—	(224)	10,018
Insurance and investment services income	147	—	—	—	147
Other income	1,319	(1,279)	1,250	(1,297)	(7)
Total operating income	15,098	10,115	1,251	(1,676)	24,788
Expenses:
Interest expense	2,347	684	565	(380)	3,216
Salaries and employee benefits	3,107	6,768	1,374	—	11,249
Provision for loan losses	—	96	—	—	96
Other expense	4,822	2,100	1,091	(1,296)	6,717
Total operating expenses	10,276	9,648	3,030	(1,676)	21,278
Income (loss) from continuing operations, before income taxes	4,822	467	(1,779)	—	3,510
Income tax expense (benefit) - continuing operations	1,605	191	(604)	—	1,192
Net income (loss) from continuing operations	3,217	276	(1,175)	—	2,318
Net income (loss)	$3,217	$276	$(1,175)	$—	$2,318
Preferred stock dividends	—	—	123	—	123
Net income (loss) available to common shareholders	$3,217	$276	$(1,298)	$—	$2,195

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended June 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,907	$1,073	$1	$(167)	$13,814
Mortgage fee income	188	8,937	—	(173)	8,952
Insurance and investment services income	124	—	—	—	124
Other income	1,405	1,137	1,307	(1,358)	2,491
Total operating income	14,624	11,147	1,308	(1,698)	25,381
Expenses:
Interest expense	2,168	534	558	(340)	2,920
Salaries and employee benefits	3,267	7,147	1,384	—	11,798
Provision for loan losses	467	56	—	—	523
Other expense	5,065	2,044	954	(1,358)	6,705
Total operating expenses	10,967	9,781	2,896	(1,698)	21,946
Income (loss) from continuing operations, before income taxes	3,657	1,366	(1,588)	—	3,435
Income tax expense (benefit) - continuing operations	1,165	540	(530)	—	1,175
Net income (loss) from continuing operations	2,492	826	(1,058)	—	2,260
Net income (loss)	$2,492	$826	$(1,058)	$—	$2,260
Preferred stock dividends	—	—	122	—	122
Net income (loss) available to common shareholders	$2,492	$826	$(1,180)	$—	$2,138

Exhibit 99.1

Reportable Segments (Unaudited)

Three Months Ended September 30, 2016	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Insurance	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$12,528	$1,183	$1	$—	$(189)	$13,523
Mortgage fee income	(95)	11,003	—	—	(240)	10,668
Insurance and investment services income	128	—	—	—	—	128
Other income	1,687	(31)	1,444	—	(1,370)	1,730
Total operating income	14,248	12,155	1,445	—	(1,799)	26,049
Expenses:
Interest expense	2,113	552	560	—	(431)	2,794
Salaries and employee benefits	2,924	7,724	1,735	—	—	12,383
Provision for loan losses	1,075	—	—	—	—	1,075
Other expense	4,782	2,054	888	—	(1,368)	6,356
Total operating expenses	10,894	10,330	3,183	—	(1,799)	22,608
Income (loss) from continuing operations, before income taxes	3,354	1,825	(1,738)	—	—	3,441
Income tax expense (benefit) - continuing operations	1,027	704	(600)	—	—	1,131
Net income (loss) from continuing operations	2,327	1,121	(1,138)	—	—	2,310
Income (loss) from discontinued operations	—	—	—	—	—	—
Income tax expense (benefit) - discontinued operations	$—	$—	$—	$—	$—	$—
Net income (loss) from discontinued operations	$—	$—	$—	$—	$—	$—
Net income (loss)	$2,327	$1,121	$(1,138)	$—	$—	$2,310
Preferred stock dividends	—	—	314	—	—	314
Net income (loss) available to common shareholders	$2,327	$1,121	$(1,452)	$—	$—	$1,996

Exhibit 99.1

Reportable Segments (Unaudited)

Nine Months Ended September 30, 2017	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$38,651	$3,206	$3	$(348)	$41,512
Mortgage fee income	573	28,616	—	(585)	28,604
Insurance and investment services income	395	—	—	—	395
Other income	3,679	(1,973)	3,768	(3,924)	1,550
Total operating income	43,298	29,849	3,771	(4,857)	72,061
Expenses:
Interest expense	6,635	1,521	1,674	(932)	8,898
Salaries and employee benefits	9,030	19,870	4,109	—	33,009
Provision for loan losses	966	171	—	—	1,137
Other expense	14,539	6,244	2,919	(3,925)	19,777
Total operating expenses	31,170	27,806	8,702	(4,857)	62,821
Income (loss) from continuing operations, before income taxes	12,128	2,043	(4,931)	—	9,240
Income tax expense (benefit) - continuing operations	3,931	827	(1,670)	—	3,088
Net income (loss) from continuing operations	8,197	1,216	(3,261)	—	6,152
Income (loss) from discontinued operations	—	—	—	—	—
Income tax expense (benefit) - discontinued operations	$—	$—	$—	$—	$—
Net income (loss) from discontinued operations	$—	$—	$—	$—	$—
Net income (loss)	$8,197	$1,216	$(3,261)	$—	$6,152
Preferred stock dividends	—	—	374	—	374
Net income (loss) available to common shareholders	$8,197	$1,216	$(3,635)	$—	$5,778

Exhibit 99.1

Reportable Segments (Unaudited)

Nine Months Ended September 30, 2016	Commercial & Retail Banking	Mortgage Banking	Financial Holding Company	Insurance	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Revenues:
Interest income	$37,583	$3,278	$2	$—	$(378)	$40,485
Mortgage fee income	(190)	27,862	—	—	(822)	26,850
Insurance and investment services income	303	—	—	—	—	303
Other income	4,161	1,804	4,310	—	(4,289)	5,986
Total operating income	41,857	32,944	4,312	—	(5,489)	73,624
Expenses:
Interest expense	6,312	1,543	1,665	—	(1,201)	8,319
Salaries and employee benefits	8,654	20,866	4,907	—	—	34,427
Provision for loan losses	2,975	—	—	—	—	2,975
Other expense	13,686	5,979	2,591	—	(4,288)	17,968
Total operating expenses	31,627	28,388	9,163	—	(5,489)	63,689
Income (loss) from continuing operations, before income taxes	10,230	4,556	(4,851)	—	—	9,935
Income tax expense (benefit) - continuing operations	3,177	1,762	(1,674)	—	—	3,265
Net income (loss) from continuing operations	7,053	2,794	(3,177)	—	—	6,670
Income (loss) from discontinued operations		—	6,926	(580)		6,346
Income tax expense (benefit) - discontinued operations	$—	$—	$2,629	$(218)	$—	$2,411
Net income (loss) from discontinued operations	$—	$—	$4,297	$(362)	$—	$3,935
Net income (loss)	$7,053	$2,794	$1,120	$(362)	$—	$10,605
Preferred stock dividends			814			814
Net income (loss) available to common shareholders	$7,053	$2,794	$306	$(362)	$—	$9,791

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Three Months Ended September 30, 2017			Three Months Ended June 30, 2017			Three Months Ended September 30, 2016
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing deposits in banks	$4,484	$15	1.33%	$3,277	$12	1.47%	$18,567	$28	0.60%
CDs with other banks	14,711	74	2.00%	14,456	70	1.94%	10,893	53	1.95%
Investment securities:
Taxable	126,880	693	2.17%	119,553	645	2.16%	78,943	342	1.73%
Tax-exempt	56,264	443	3.12%	53,733	418	3.12%	67,033	476	2.84%
Loans and loans held for sale: [1]
Commercial	762,650	8,742	4.55%	725,707	8,170	4.52%	737,134	7,916	4.30%
Tax exempt	14,991	130	3.44%	15,263	131	3.44%	16,170	140	3.46%
Real estate	349,459	4,346	4.93%	373,353	4,201	4.51%	409,074	4,370	4.27%
Consumer	13,462	187	5.51%	13,817	167	4.85%	16,003	198	4.95%
Total loans	1,140,562	13,405	4.66%	1,128,140	12,669	4.50%	1,178,381	12,624	4.29%
Total earning assets	1,342,901	14,630	4.32%	1,319,159	13,814	4.20%	1,353,817	13,523	4.00%
Less: Allowance for loan losses	(9,760)			(9,734)			(9,337)
Cash and due from banks	17,501			15,407			12,995
Other assets	123,898			100,205			89,586
Total assets	$1,474,540			$1,425,037			$1,447,061

Liabilities
Deposits:
NOW	$436,493	$675	0.61%	$432,729	$603	0.56%	$426,096	$530	0.50%
Money market checking	246,160	458	0.74%	237,173	432	0.73%	178,579	359	0.80%
Savings	46,807	20	0.17%	48,590	20	0.17%	42,811	19	0.18%
IRAs	16,649	56	1.33%	16,282	53	1.31%	16,701	53	1.27%
CDs	249,698	874	1.39%	256,887	855	1.33%	305,259	941	1.23%
Repurchase agreements and federal funds sold	25,093	20	0.32%	21,268	19	0.36%	26,238	17	0.26%
FHLB and other borrowings	149,313	548	1.46%	112,385	380	1.36%	170,946	316	0.74%
Subordinated debt	33,524	565	6.69%	33,524	558	6.68%	33,524	559	6.67%
Total interest-bearing liabilities	1,203,737	3,216	1.06%	1,158,838	2,920	1.01%	1,200,154	2,794	0.93%
Noninterest bearing demand deposits	115,343			114,974			106,097
Other liabilities	7,703			7,698			14,530
Total liabilities	1,326,783			1,281,510			1,320,781

Stockholders’ equity
Preferred stock	7,834			7,834			16,334
Common stock	10,495			10,375			8,132
Paid-in capital	98,289			96,986			74,439
Treasury stock	(1,084)			(1,084)			(1,084)
Retained earnings	35,152			32,764			30,070
Accumulated other comprehensive income	(2,929)			(3,348)			(1,611)
Total stockholders’ equity	147,757			143,527			126,280
Total liabilities and stockholders’ equity	$1,474,540			1,425,037			$1,447,061

Net interest spread			3.26%			3.19%			3.07%
Net interest income-margin		$11,414	3.37%		10,894	3.31%		$10,729	3.17%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Average Balances and Interest Rates (Unaudited) (Dollars in thousands)

	Nine Months Ended September 30, 2017			Nine Months Ended September 30, 2016
(Dollars in thousands)	Average Balance	Interest Income/Expense	Yield/Cost	Average Balance	Interest Income/Expense	Yield/Cost
Assets
Interest-bearing deposits in banks	$3,504	$37	1.41%	$17,859	$73	0.55%
CDs with other banks	14,566	213	1.96	12,392	178	1.92
Investment securities:
Taxable	118,497	1,884	2.13	73,987	984	1.77
Tax-exempt	55,426	1,291	3.11	61,682	1,320	2.85
Loans and loans held for sale: [1]
Commercial	744,967	24,854	4.46	734,924	24,394	4.43
Tax exempt	15,193	392	3.45	16,491	428	3.46
Real estate	358,309	12,312	4.59	398,213	12,489	4.18
Consumer	13,880	529	5.10	17,441	619	4.73
Total loans	1,132,349	38,087	4.50	1,167,069	37,930	4.33
Total earning assets	1,324,342	41,512	4.19	1,332,989	40,485	4.05
Less: Allowance for loan losses	(9,641)			(8,758)
Cash and due from banks	16,060			13,206
Other assets	103,576			88,061
Total assets	$1,434,337			$1,425,498

Liabilities
Deposits:
NOW	$428,359	$1,802	0.56	$457,945	$1,865	0.54%
Money market checking	240,094	1,349	0.75	146,467	833	0.76
Savings	47,825	59	0.16	43,870	70	0.21
IRAs	16,501	159	1.29	16,252	155	1.27
CDs	257,015	2,583	1.34	318,740	2,816	1.18
Repurchase agreements and federal funds sold	23,165	56	0.32	27,169	55	0.27
FHLB and other borrowings	122,062	1,216	1.33	153,687	861	0.75
Subordinated debt	33,524	1,674	6.68	33,524	1,664	6.62
Total interest-bearing liabilities	1,168,545	8,898	1.02	1,197,654	8,319	0.93
Noninterest bearing demand deposits	114,455			96,615
Other liabilities	8,204			11,271
Total liabilities	1,291,204			1,305,540

Stockholders’ equity
Preferred stock	7,959			16,334
Common stock	10,307			8,124
Paid-in capital	96,268			74,355
Treasury stock	(1,084)			(1,084)
Retained earnings	33,202			24,294
Accumulated other comprehensive income	(3,519)			(2,065)
Total stockholders’ equity	143,133			119,958
Total liabilities and stockholders’ equity	$1,434,337			$1,425,498

Net interest spread			3.17			3.12
Net interest income-margin		$32,614	3.29%		$32,166	3.22%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Exhibit 99.1

Selected Financial Data (Unaudited) (Dollars in thousands, except per share data)

	Quarterly					Year-to-Date
	2017	2017	2017	2016	2016	2017	2016
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Earnings and Per Share Data:
Net income from continuing operations	$2,318	$2,260	$1,574	$2,307	$2,310	$6,152	$6,670
Net income from discontinued operations	—	—	—	—	—	—	3,935
Net income	2,318	2,260	1,574	2,307	6,499	6,152	10,605
Net income available to common shareholders	2,195	2,138	1,445	1,993	1,996	5,778	9,791
Earnings per share from continuing operations - basic	0.21	0.21	0.14	0.23	0.25	0.56	0.73
Earnings per share from discontinued operations - basic	—	—	—	—	—	—	0.49
Earnings per common shareholder - basic	0.21	0.21	0.14	0.23	0.77	0.56	1.22
Earnings per share from continuing operations - diluted	0.21	0.20	0.14	0.22	0.24	0.56	0.68
Earnings per share from discontinued operations - diluted	—	—	—	—	—	—	0.40
Earnings per common shareholder - diluted	0.21	0.20	0.14	0.22	0.63	0.56	1.08
Cash dividends paid per common share	0.025	0.025	0.025	0.02	0.02	0.08	0.06
Book value per common share	13.51	13.31	13.09	12.93	13.49	13.51	13.49
Weighted average shares outstanding - basic	10,443,443	10,343,933	9,996,544	8,212,021	8,080,690	10,262,944	8,073,644
Weighted average shares outstanding - diluted	12,410,070	12,181,433	10,009,341	10,068,733	10,434,344	10,288,534	9,935,209

Performance Ratios:
Return on average assets - continuing operations [1]	0.63%	0.63%	0.45%	0.64%	0.64%	0.57%	0.62%
Return on average assets - discontinued operations [1]	—%	—%	—%	—%	—%	—%	0.37%
Return on average equity - continuing operations [1]	6.28%	6.30%	4.56%	7.02%	7.32%	5.73%	7.41%
Return on average equity - discontinued operations [1]	—%	—%	—%	—%	—%	—%	4.37%
Net interest margin [2]	3.37%	3.31%	3.19%	3.23%	3.17%	3.29%	3.22%
Efficiency ratio [3]	83.28%	82.38%	85.30%	80.48%	80.58%	83.57%	80.23%
Overhead ratio 1 4	4.87%	5.19%	4.65%	4.69%	5.18%	4.91%	4.90%

Asset Quality Data and Ratios:
Charge-offs	$472	$163	$290	$713	$1,018	$925	$1,844
Recoveries	24	16	43	8	2	83	13
Net loan charge-offs to total loans [1] [5]	0.16%	0.05%	0.09%	0.27%	0.38%	0.10%	0.23%
Allowance for loan losses	9,396	9,748	9,372	9,101	9,150	9,396	9,150
Allowance for loan losses to total loans [6]	0.86%	0.88%	0.87%	0.86%	0.85%	0.86%	0.85%
Nonperforming loans	6,559	5,103	6,575	6,229	10,201	6,559	10,201
Nonperforming loans to total loans	0.60%	0.46%	0.61%	0.59%	0.95%	0.60%	0.95%

Capital Ratios:
Equity to assets	10.12%	9.74%	9.67%	10.26%	8.54%	10.12%	8.54%
Leverage ratio	9.41%	9.59%	9.24%	9.54%	7.88%	9.41%	7.88%
Common equity Tier 1 capital ratio	10.76%	10.32%	10.15%	10.11%	7.78%	10.76%	7.78%
Tier 1 risk-based capital ratio	11.79%	11.33%	11.19%	11.92%	9.51%	11.79%	9.51%
Total risk-based capital ratio	15.18%	14.66%	14.63%	15.36%	12.76%	15.18%	12.76%
1 annualized for the quarterly periods presented
2 net interest income as a percentage of average interest earning assets
3 noninterest expense as a percentage of net interest income and noninterest income
4 noninterest expense as a percentage of average assets
5 charge-offs less recoveries
6 excludes loans held for sale